CONVERTIBLE PROMISSORY NOTE

EXECUTED BY:	Canyon Copper Corp. (the "Borrower")

IN FAVOUR OF:	Asset Protection Fund Ltd. (the "Lender")

PRINCIPAL AMOUNT:	$250,000 (U.S.)

DATE OF EXECUTION:	January 13, 2009

PLACE OF EXECUTION:	Vancouver, BC, Canada

FOR VALUE RECEIVED the Borrower hereby promises to pay to or to the order of the Lender on April 11, 2010, the principal sum of $250,000 (U.S.), together with interest thereon at the rate of 15% per annum, both before and after maturity from the date hereof.

The Lender may at its option, at any time prior to April 11, 2010, convert all or any portion of the principal sum into that number of fully-paid and non-assessable shares of common stock of the Borrower (the “Conversion Shares”) as shall be equal to the principal sum at a conversion rate which shall be the lesser of $0.30 U.S. per share or the closing price of the Borrower’s shares for the business day preceding the date that the Borrower provides notice of conversion hereunder. Upon exercise of the Lender’s conversion rights hereunder, the Lender shall receive for no additional consideration one half of a share purchase warrant (each a “Warrant”) for each Conversion Share issued by the Borrower to the Lender. Each whole Warrant shall entitle the Lender to purchase one additional share of the Borrower’s common stock for a period of one year from the date of issuance, at a price of $0.40 per share.

The Borrower waives presentment, demand, notice, protest and notice of dishonour and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note.

The Borrower agrees this Promissory Note may be negotiated, assigned, discounted, or pledged by the Lender and in every case payment will be made to the holder of this Promissory Note instead of the Lender upon notice being given by the holder to the undersigned, and no holder of this Promissory Note will be affected by the state of accounts between the undersigned and the Lender or by any equities existing between the undersigned and the Lender and will be deemed to be a holder in due course and for the value of the Promissory Note held by him.

DATED at Vancouver, BC this 13th day of January, 2009.

CANYON COPPER CORP.
by its authorized signatory:

/s/ Kurt Bordian
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